Contact:
Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
(212) 672-0380 x 3002	(212) 508-9600
sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Reports Results for the
Fiscal Year Ended December 31, 2007

Cleveland, Ohio - March 31, 2008 - HydroGen Corporation (Nasdaq: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, today announced its financial results for the year ended December 31, 2007. HydroGen Corporation is currently in the development stage and is expected to remain so for at least the next several quarters.

Recent Corporate and Operational Highlights

•
HydroGen Corporation shipped its first 400 kW fuel cell module to the PAFC power plant at ASHTA Chemicals Inc.’s chlor-alkali factory paving the way for testing and performance demonstrations for prospective customers.

•
HydroGen Corporation signed a series of exclusive strategic cooperation agreements with Samsung Corporation for the sale, marketing and distribution of multi-megawatt fuel cell power plants utilizing HydroGen technology in Asia, the Middle East, Oceana and certain other territories. The partnership positions both companies for market leadership in the global multi-megawatt fuel cell market.

•	HydroGen Corporation appointed Dr. Alton D. Romig, Jr. to its Board of Directors as an independent director.

•
HydroGen Corporation named Mr. John J. Freeh as its new Chief Executive Officer replacing Dr. Leo Blomen who remains as Chairman of the Board. A member of the company’s Board of Directors and a full-time CEO located in the United States, Mr. Freeh will lead HydroGen’s technology to commercialization.

•
HydroGen Corporation received three grants for the development of new technology: A $500,000 grant from the Pennsylvania Energy Development Authority (PEDA) for the development of new modules using hydrogen-rich coke oven gas; a grant from the Pennsylvania Nano Materials Commercialization Center of approximately $230,000 for the development of advanced fuel cell catalyst systems; and a grant of $525,140 for Improved Fuel Cell Power Plant Efficiency Using Cogeneration through the Ohio Third Frontier Fuel Cell Program.

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HydroGen Reports 2007 Results

•	Mr. Christopher Garofalo joined HydroGen Corporation in the newly created position of General Counsel.

“2007 was a year of great progress at HydroGen Corporation. We believe we have made significant headway on the strategic, operational and technology fronts,” said John Freeh Chief Executive Officer of HydroGen Corporation. “With the signing of our agreements with Samsung, we believe that HydroGen is positioned to become a leading global player in the growing distributed generation market for electricity and in the movement towards clean, hydrogen- and natural gas-based power generation. As a result of the recent delivery and installation of our first fuel cell module at the industrial site at ASHTA, we are now in a position to demonstrate our technology in a commercial application, and sharpen our focus on our marketing and commercialization efforts. Additionally, we have successfully transitioned from the technology recapture phase and are heading toward the manufacturing phase. We are also increasing management attention to and investment in design, material, and process manufacturing improvements to systematically drive production and manufacturing costs out of our fuel cell modules and the balance of plant in the near and mid-terms. Finally, we are making good progress in our plans for the development and construction of an advanced manufacturing facility with an initial production capacity of 25 MW per year, which will later be expanded to 100 MW per year capacity. This facility will be critical in meeting market demand from both Samsung and other potential customers.”

Fiscal 2007 Year-End Financial Results

For the year ended December 31, 2007, HydroGen’s net loss was $16.2 million, or $(1.27) per basic and diluted share, based on the weighted average of 12,769,904 common shares outstanding. This compares with a net loss of $7.4 million, or $(0.67) per basic and diluted share for the year ended December 31, 2006, based on the weighted average of 11,060,986 common shares outstanding.

The net loss for the year was due primarily to an increase in research and development expenses which amounted to $10.9 million in 2007 compared to $3.9 million in 2006. The increase in research and development expenses was due to the acceleration of the company’s efforts related to its commercial demonstration of its air-cooled phosphoric acid fuel cell module technology. Costs associated with manufacturing the balance of plant at the demonstration site, purchasing module materials, retaining consultants to assist with the plant design and construction, and the performance of outside processing on module materials all contributed to this increase.

HydroGen’s balance of cash, cash equivalents and short-term investments at December 31, 2007, totaled $8.1 million, as compared to a balance totaling $24.1 million at December 31, 2006.

Due to unforeseen requirements on management’s time and resources during the month of March, the preparation and completion of the Company’s annual report were delayed. The Company expects to file its annual report on Form 10-KSB with the Securities and Exchange Commission on or about April 14, 2008.

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HydroGen Reports 2007 Results

About HydroGen Corporation

HydroGen Corporation is a manufacturer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. HydroGen’s fuel cell technology, originally developed by Westinghouse Corporation, offers a multi-megawatt, zero-emission power generation product that supports the growth of industrial distributed energy. The Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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(Tables to Follow)

HydroGen Reports 2007 Results

HYDROGEN CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,065,758

Accounts receivable	165,628

Other current assets	1,837,657
TOTAL CURRENT ASSETS	10,069,043
Property and equipment, net	4,799,588
Other assets	66,433
TOTAL ASSETS	$14,935,064

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,094,511
Capital lease obligations, current portion	102,804
TOTAL CURRENT LIABILITIES	3,197,315

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	74,813
TOTAL LIABILITIES	$3,272,128
Commitments

Common stock, par value $0.001, authorized 65,000,000 shares, 12,769,904 issued and outstanding at December 31, 2007	12,770

Additional paid-in capital	43,180,779

Deficit accumulated during the development stage	(31,530,613)

TOTAL SHAREHOLDERS’ EQUITY	11,662,936

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,935,064

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HydroGen Reports 2007 Results

HYDROGEN CORPORATION AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	For the Years Ended December 31,		November 11, 2001 (Inception) through December 31, 2007
	2007	2006

Demonstration grant revenue	$1,445,196	$610,721	$2,192,619

Research and development expenses	10,886,210	3,859,950	15,014,160

Costs and expenses (including stock-based compensation expense of $584,964, $561,331, and $2,411,145, respectively)	7,552,140	5,125,618	18,942,344

LOSS FROM OPERATIONS	(16,993,154)	(8,374,847)	(31,763,885)

Interest and other income	811,331	1,046,602	2,055,350

Interest and other financing charges	(27,782)	(95,055)	(798,267)

Charge for repricing conversion price of convertible debt	-	-	(875,000)

NET LOSS	$(16,209,605)	$(7,423,300)	$(31,381,802)

Weighted average common shares outstanding (basic and diluted)	12,769,904	11,060,986

Net loss per share (basic and diluted)	$(1.27)	$(0.67)

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